QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT (99.3a)
ITEM 7 (b.1)

PRO FORMA CONDENSED COMBINED
STATEMENT OF FINANCIAL POSITION (UNAUDITED)
OCTOBER 28, 2000
(IN THOUSANDS)

	HISTORICAL HORMEL	HISTORICAL TURKEY STORE		PRO FORMA ADJUSTMENTS			PRO FORMA STATEMENTS
ASSETS
Current Assets
Cash and cash equivalents	$100,646	$			$(62,913	) (a)	$37,733
Short term marketable securities	5,964						5,964
Accounts receivable	307,732		20,626				328,358
Inventories	281,404		35,725				317,129
Prepaid expenses and other	15,363		21,807				37,170

Total Current Assets	711,109		78,158		(62,913)		726,354
Deferred Income Taxes	61,622						61,622
Intangibles	92,632				234,318	(a)	326,950
Investments in Receivables from Affiliates	151,383		915				152,298
Other Assets	83,645						83,645
Property, Plant and Equipment (Net)	541,549		77,941		70,758	(a)	690,248

TOTAL ASSETS	$1,641,940		$157,014		$242,163		$2,041,117

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities
Accounts payable	$154,893		$12,992	$			$167,885
Accrued expenses	30,117		10,122				40,239
Accrued marketing expenses	34,252						34,252
Employee compensation	59,138						59,138
Other current liabilities	25,786				10,856	(a)	36,642
Short Term Debt					300,000	(a)	300,000
Current maturities of long-term debt	38,439						38,439

Total Current Liabilities	342,625		23,114		310,856		676,595
Long-term Debt—less current maturities	145,928						145,928
Accumulated Post-retirement Benefit Obligation	252,118						252,118
Deferred Income Taxes and Other Liabilities			10,935		54,272	(a)	65,207
Other Long-Term Liabilities	27,392						27,392
Shareholders' Investment
Common stock	8,120		131		(131	) (a)	8,120
Accumulated other comprehensive loss	(20,917)						(20,917)
Additional Paid in Capital			10,280		(10,280	) (a)
Retained earnings	886,674		112,554		(112,554	) (a)	886,674

Total Shareholders' Investment	873,877		122,965		(122,965)		873,877

TOTAL LIABILITIES AND SHAREHOLDERS' INVESTMENT	$1,641,940		$157,014		$242,163		$2,041,117

See notes to unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED
STATEMENTS OF OPERATIONS (UNAUDITED)
FISCAL YEAR ENDING OCTOBER 28, 2000
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	HISTORICAL HORMEL	HISTORICAL TURKEY STORE	PRO FORMA ADJUSTMENTS			PRO FORMA STATEMENTS
Sales, less returns and allowances	$3,675,132	$320,499	$			$3,995,631
Cost of products sold	2,674,874	206,367				2,881,241

GROSS PROFIT	1,000,258	114,132				1,114,390
Expenses:
Selling and delivery	379,326	34,366				413,692
Marketing	292,808	26,528				319,336
Administrative and general	65,517	19,916		15,787	(b)	101,220

OPERATING INCOME	262,607	33,322		(15,787)		280,142
Other income and expense:
Interest income	16,204	714				16,918
Interest expense	(14,906)			(21,750	) (c)	(36,656)
Other	476					476

EARNINGS BEFORE INCOME TAXES	264,381	34,036		(37,537)		260,880
Provisions for income taxes	(94,164)	(13,071)		11,494	(d)	(95,741)

NET EARNINGS	$170,217	$20,965		$(26,043)		$165,139

NET EARNINGS PER SHARE (BASIC)	$1.21					$1.18

NET EARNINGS PER SHARE (DILUTED)	$1.20					$1.17

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Year ended October 28, 2000

  (a)
  Record the amount of consideration paid including debt borrowings of $300,000, cash of $62,913 (including adjustment for working capital changes), transaction related costs of $6,256 and liability for severance of $4,600

Cash	$(62,913)
Other current liabilities	(10,856)
Short-term debt	(300,000)

    Record estimated fair value adjustments to the assets acquired including write-ups to land of $4,441, buildings of $27,940 and machinery and equipment of $38,377

Property, plant and equipment	70,758

    Record estimated value of identified intangible assets including $55,000 for The Turkey Store brand and $18,000 for acquired workforce

Intangible assets	73,000

    Record the deferred tax liability on the identified intangible assets and other asset write-ups except land (39% of $139,317) and the deferred tax asset on the severance accrual (39% of $4,600)

Deferred income taxes and other liabilities	(54,272)

    Eliminate existing shareholders' investment recorded on The Turkey Store that represents the book value of net assets acquired

Common stock	131
Additional paid-in capital	10,280
Retained earnings	112,554

    Record excess of purchase price over fair value of net assets acquired

Intangibles assets	161,318
  (b)
  Record depreciation on the write-up in fair value of buildings over 30 years and machinery and equipment over 7 years resulting in additional depreciation expense of $931 and $5,482, respectively

Administrative and general	6,413

    Record amortization on The Turkey Store brand and goodwill over 20 years and workforce over 10 years resulting in additional amortization expense of $2,750, $8,066 and $1,800, respectively

Administrative and general	12,616

    Eliminate $3,242 for contribution to the ESOP which was an adjustment resulting from a condition to closing the purchase of The Turkey Store

Administrative and general	(3,242)
  (c)
  Record interest expense at an estimated interest rate of 7.25% on the short-term debt used to partially fund the acquisition

Interest expense	(21,750)
  (d)
  Record the incremental tax impact of the unaudited pro forma adjustments using a statutory tax rate of 39% on the pre-tax adjustments with no deductibility reflected for the goodwill amortization (39% of $29,471)

Provision for income taxes	11,494

QuickLinks

  EXHIBIT (99.3a) ITEM 7 (b.1)
PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION (UNAUDITED) OCTOBER 28, 2000 (IN THOUSANDS)
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS (UNAUDITED) FISCAL YEAR ENDING OCTOBER 28, 2000 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS